EXHIBIT 10.25

ATLAS FINANCIAL HOLDINGS, INC.
(the “Company”)

Written Resolutions of the Directors of the Company passed pursuant to Article 93 of the Articles of Association of the Company

Approval of Director Equity Awards

WHEREAS, the Compensation Committee of the Board of Directors has determined it is in the best interest of the Company to grant certain equity incentive compensation awards under the Atlas Financial Holdings, Inc.2013 Equity Incentive Plan (the “Plan”) to the members of the Board on an annual basis.

WHEREAS, under the terms of the Plan, the Board has authority to approve the form(s) of award agreements entered into with respect to Plan awards; and

WHEREAS, the Board has been presented for its review a form of Restricted Stock Units Award Notice and Agreement for use under the Plan (the “Award Agreement”), a copy of which is attached hereto as Exhibit A, which Award Agreement provides for the grant of a restricted stock units and issuance of Common Stock (as defined in the Plan) subject to certain vesting and other terms and conditions as described therein;

NOW, THEREFORE, IT IS:
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the Award Agreement, substantially similar in form to the form of Award Agreement attached hereto as Exhibit A; and

RESOLVED FURTHER, that the Board approves the form of the Restricted Stock Unit Notice and Agreement in the form attached hereto as Exhibit A, which may be subject to such additional modifications as the Administrator (as defined by the Plan) determines appropriate for future individual awards pursuant to the Plan, including but not limited to the establishment of vesting terms.
FURTHER RESOLVED, that the Committee authorizes that the Company grant, and hereby grants, awards of restricted stock units to the members of the Board, and for such number of shares as are set forth opposite their names, listed on Exhibit B hereto, subject to the vesting schedule set forth in Exhibit B hereto, and the terms and conditions of the Plan and the form of award agreement attached here as Exhibit A.

General Authority
RESOLVED, that the officers of the Company be, and each of them acting singly in the name and on behalf of the Company hereby is, authorized and empowered to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such instruments and documents as such officer(s) deems desirable or necessary in order to effectuate fully the purposes of each and all of the foregoing resolutions; and it is further
RESOLVED, that the execution and delivery by any proper officer of the Company of any of the agreements, documents and instruments authorized in the foregoing resolutions, and the taking by any such officer of any lawful acts in any way relating to the transactions contemplated

EXHIBIT 10.25

by the foregoing resolutions, shall be conclusive (but not exclusive) evidence of the approval thereof by the Board, and of the authority of the officer to execute and deliver and take the same in the name and on behalf of the Company; and it is further

RESOLVED, that any actions taken by any of the officers of the Company prior to the date of these resolutions that are within the authority conferred hereby are ratified, confirmed and approved as the act and deed of the Company.

[Signature Page Follows]

EXHIBIT 10.25

Each of the undersigned has executed these resolutions, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date indicated alongside the name below.

_______________________	Date: December 31, 2018
John Fitzgerald

_______________________	Date: December 31, 2018
Ronald Konezny

_______________________	Date: December 31, 2018
Jordan Kupinsky

_______________________	Date: December 31, 2018
Gordon Pratt

_______________________	Date: December 31, 2018
Walter Walker

_______________________	Date: December 31, 2018
Scott Wollney

EXHIBIT 10.25

EXHIBIT A

Form of Restricted Stock Units Notice and Award Agreement

EXHIBIT B

Grant of Restricted Stock Units Under 2013 Equity Incentive Plan for the 2018 Year1

Name of Participant	Number of Common Stock Shares Units Subject to Award[2]
John Fitzgerald	3,810
Ronald Konezny	2,284
Jordan Kupinsky	3,810
Gordon Pratt	3,810
Walter Walker	3,810

Vesting schedule applicable to all grants set forth above:

One-third of the RSUs will vest on each of the following dates provided the Director is in continuous Service through such date(s):

January 1, 2019
January 1, 2020
January 1, 2021

Notwithstanding the foregoing, 100% of the restricted stock units will become vested and nonforfeitable upon the earlier of (1) immediately before and contingent upon the occurrence of a Change in Control or (2) the Director’s Separation from Service (as such terms are defined in the applicable award agreement).

__________________________________

[1]	Awards are subject to the terms of the Plan and applicable Award Agreement. Share amounts are prorated for any director not appointed to the Board for a full year in the year of a given annual grant.

[2]
Stock price as of close of business on April 4, 2018 ($10.50) used to determine share counts for directors appointed on or before January 1, 2018. Stock price as of close of business July 10, 2018 ($8.35) used to determine share count for Mr. Konezny.